Exhibit 5

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, WI 53202-4497

Phone: (414) 277-5000

Fax: (414) 271-3552

www.quarles.com

August 27, 2013

Briggs & Stratton Corporation

12301 West Wirth Street

Wauwatosa, WI 53222

Ladies and Gentlemen:

We are providing this opinion as outside counsel to Briggs & Stratton Corporation, a Wisconsin corporation (the “Company”), and the Guarantor (as defined below) in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company and the Guarantor with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance by the Company from time to time of an indeterminate amount of debt securities by the Company (the “Debt Securities”) and guarantees (the “Guarantees”) of Debt Securities by Briggs & Stratton Power Products Group, LLC, a Delaware limited liability company (the “Guarantor”). The Debt Securities and the Guarantees are collectively referred to herein as the “Securities”. The Securities may be issued and sold from time to time as set forth in the Registration Statement and the Prospectus, and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

We have examined: (i) the Registration Statement; (ii) the Company’s Articles of Incorporation, the Company’s Bylaws, the Guarantor’ Certificate of Formation and the Guarantor’s Limited Liability Company Agreement, each as amended to date; (iii) the corporate proceedings of the Company and the entity proceedings of the Guarantor to authorize the filing of the Registration Statement; (iv) the indenture for senior debt securities, dated as of December 20, 2010, between the Company and Wells Fargo Bank, National Association, as trustee (the “Senior Indenture”); (v) the form of indenture for subordinated debt securities included as an exhibit to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”); and (vi) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion. We have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. In rendering this opinion, we have relied as to certain factual matters on certificates of officers of the Company and of the Guarantor, and of state officials.

In our examination, we assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws; (iv) the Subordinated Indenture in substantially the form reviewed by us and any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under an Indenture will each be duly authorized, executed and delivered by the parties thereto; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing the Subordinated Indenture, or any supplemental indenture to the applicable Indenture; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, we are of the opinion that:

1. The Company is a corporation validly existing under the laws of the State of Wisconsin and the Guarantor is validly existing as a limited liability company under the Delaware Limited Liability Company Act.

Briggs & Stratton Corporation

August 27, 2013

2. The Senior Indenture is, and any supplemental indenture thereto, when duly authorized, executed and delivered by all parties thereto, and assuming due authorization, execution and delivery by the trustee, will be, a valid and binding agreement of the Company, and upon completion of any corporate proceedings and the authentication, sale and delivery of the Debt Securities in accordance with the Senior Indenture, the applicable supplemental indenture, the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, and in accordance with any underwriting agreement, the Debt Securities issued thereunder, and any securities into which such Debt Securities may be convertible, will be legal, valid and binding obligations of the Company, and such Debt Securities will be entitled to the benefits of the Senior Indenture, including such terms as are established pursuant to the corporate proceedings, in accordance with the respective terms thereof.

3. The Subordinated Indenture and any supplemental indenture thereto, when duly authorized, executed and delivered by all parties thereto, and assuming due authorization, execution and delivery by the trustee, will be a valid and biding agreement of the Company, and upon completion of any corporate proceedings and the authentication, sale and delivery of the Debt Securities in accordance with the Subordinated Indenture, the applicable supplemental indenture, the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, and in accordance with any underwriting agreement, the Debt Securities issued thereunder, and any securities into which such Debt Securities may be convertible, will be legal, valid and binding obligations of the Company, and such Debt Securities will be entitled to the benefits of the Subordinated Indenture, including such terms as are established pursuant to the corporate proceedings, in accordance with the respective terms thereof.

4. Assuming the issuance and terms of any Guarantees and the terms of the offering thereof have been duly authorized, when (i) the Subordinated Indenture and any supplemental indenture to either Indenture relating to the Debt Securities and the Guarantees have been duly and validly authorized, executed and delivered by all parties thereto substantially in the form so filed, (ii) the terms of the Guarantees to be issued under the Subordinated Indenture and any applicable supplemental indenture to either Indenture have been duly established in conformity with the related Indentures so as not to violate any applicable law, affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding on the Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Guarantor and (iii) the Guarantees have been duly executed in accordance with the Subordinated Indenture and any applicable supplemental indenture to either Indenture and issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, and in accordance with any underwriting agreement, such Guarantees will constitute binding obligations of the Guarantor.

The opinions expressed herein are limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

This opinion is limited to the federal laws of the United States of America, the laws of the State of Wisconsin and the Delaware Limited Liability Company Act, and we express no opinion herein as to the effect of any other laws. To the extent that laws other than those of the State of Wisconsin or the Delaware Limited Liability Company Act govern a particular document, we have rendered this opinion as if Wisconsin law or the Delaware Limited Liability Company Act governs such document.

We consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus that is part of the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ QUARLES & BRADY LLP

QUARLES & BRADY LLP